Exhibit 99.1

                            Filed by VaxGen, Inc. pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934


Contacts:

Investors:                                                  Media:
Lance Ignon                                                 Ellen Rose
Sitrick And Company                                         Availe Communication
415-793-8851                                                650-387-8746


                VaxGen and Raven biotechnologies Announce Signing
                         of Definitive Merger Agreement

        - Conference Call Scheduled for Tuesday, November 13, 8:00 EST -


South San  Francisco,  Calif.  -- November 12, 2007 -- VaxGen Inc. (Pink Sheets:
VXGN.PK), a biopharmaceutical company, and Raven biotechnologies, inc., a privately held company focused on the development of monoclonal antibody therapeutics (MAbs) for treating cancer, announced today that their respective boards of directors have unanimously approved a definitive merger agreement. The merger is expected to create a drug development company with a robust pipeline of monoclonal antibody candidates in oncology, proprietary antibody discovery platforms, biopharmaceutical manufacturing capabilities and sufficient cash to fund operations at least through the end of 2009.

Details of the Proposed Transaction

Under the terms of the agreement, VaxGen shall issue, and the holders of Raven Series D preferred stock shall receive, in a tax-free transaction, approximately 32 million shares of VaxGen common stock. Following the closing of the transaction, VaxGen stockholders will own approximately 51 percent of the combined company, on a pro forma basis, and Raven Series D preferred stockholders will own approximately 49 percent. This ratio is subject to adjustment under certain circumstances described more fully in the merger agreement, but in no event will VaxGen stockholders own less than 50.1 percent of the

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combined  company on a pro forma basis. In addition,  VaxGen will assume Raven's debt and equipment lease obligations of approximately $1.8 million as of December 1, 2007. Raven Series D preferred stock warrants will be converted into approximately 332,000 VaxGen common stock warrants. All other Raven options and warrants will be cancelled.

Completion of the transaction is conditioned upon the approval of the stockholders of both companies, as well as other customary closing conditions. Major Raven stockholders already have executed voting agreements in favor of the transaction. Further conditions to close include a requirement that VaxGen relist its common stock on a national stock exchange, preparations for which are underway. VaxGen expects to file a Form S-4 and related proxy statement/prospectus with the U.S. Securities and Exchange Commission in the coming weeks. The merger is expected to close in the first half of 2008.

Between signing and closing, Raven will receive a bridge loan of $3.8 million from the holders of Raven Series D preferred stock to fund operating and transaction-related expenses. VaxGen will provide a bridge loan of up to $6 million to fund ongoing operations and to support advancement of Raven's pipeline prior to the transaction's closing. All principal and accrued interest due under the VaxGen loan is repayable in full in the event the transaction does not close. All principal and accrued interest due under the loan from the holders of Raven Series D preferred stock will automatically convert into shares of Series D preferred stock immediately prior to the closing of the transaction. This conversion is reflected in the current exchange ratio agreed to between the two companies.

Rationale and Pipeline

"We believe that the proposed merger of Raven and VaxGen will create a new company that can deliver value through its promising pipeline and technology platforms in one of the most scientifically and commercially promising areas of drug development," said George F. Schreiner, M.D., Ph.D., chief executive officer of Raven biotechnologies.

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"We expect that the transaction  will allow the new company to accomplish  three objectives: first, to initiate Phase 2 clinical trails for RAV12, our lead oncology product; second, to move our lead antibodies targeting cancer stem cells into the clinic; and third, to advance our discovery platforms in cancer stem cell biology. We further expect that the new company will be well positioned to pursue collaborations with pharmaceutical companies and other strategic alliances."

James P. Panek, VaxGen's president and chief executive officer, said: "During the past 10 months, VaxGen evaluated a wide range of strategic alternatives and determined that Raven's strong pipeline, technology and complementary capabilities distinguished it from the alternatives. We are confident that this proposed transaction with Raven will achieve our goal to build value for our stockholders through the creation of a broadly based biotechnology company with a promising future."

The combined company's product pipeline will have one compound for major cancer indications in clinical development, four oncology product candidates in preclinical development, and a substantial library of antibodies to novel cancer antigens. This library includes antibodies to tumor stem cells and conditioned cell immunogens, which are undergoing pre-clinical screening. The new company would expect to file at least one additional IND in 2009.

Organization, Management and Board of Directors

Both companies separately expect to undertake restructuring efforts in the fourth quarter to conserve cash resources. The combined company will be based in Raven's offices in South San Francisco.

Upon closing, Dr. Schreiner will serve as CEO and a director of the combined company. Mr. Panek will assume the title of president and chief operating officer and will serve as a director. Other executive officers of the combined company will be Matthew J. Pfeffer, chief financial officer; Jennie P. Mather, Ph.D., chief scientific officer; Stanford J. Stewart, M.D., vice president, clinical research; Gordon A. Vehar, Ph.D., vice president,

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research and  development;  and Piers Whitehead,  vice president,  corporate and business development.

At the closing, the combined company's board of directors will include four members from VaxGen's current board of directors and three from Raven's. VaxGen directors who will serve on the new board are Randall L-W. Caudill, D.Phil., who will continue as chairman of the board; Franklin M. Berger, CFA; Myron M. Levine, M.D.; and Mr. Panek. The Raven directors who will serve on the board are William D. Young, Dr. Schreiner, and Michael Kranda, who will serve as vice-chairman.

VaxGen was advised by Lazard and Cooley Godward Kronish LLP. Raven was advised by Montgomery & Co., LLC and Latham & Watkins LLP.

Conference Call

A joint conference call will be held at 8:00 a.m. EST on Tuesday, November 13, 2007 to discuss the proposed merger and the business and strategy of the combined company. The call may be accessed through the following means.

Domestic callers: 800-366-7640.
Domestic replay: 800-405-2236 or 303-590-3000;  pass-code 11102242#
International callers: 303-262-2051
International replay: 303-590-3000; pass-code 11102242#

About VaxGen

VaxGen is a biopharmaceutical company based in South San Francisco, California. The company owns a state-of-the-art biopharmaceutical manufacturing facility with a 1,000-liter bioreactor that can be used to make cell culture or microbial biologic products. For more information, please visit the company's web site at www.vaxgen.com.

About Raven

Raven biotechnologies, inc. is a privately held biotechnology company focused on the development of monoclonal antibody therapeutics for treating cancer. Raven's lead product candidate, RAV12, targets adenocarcinomas and is in clinical development for the treatment of gastrointestinal and other cancers. Raven, which is based in South San Francisco, California, has identified multiple candidate therapeutic MAbs for many cancer indications including lung, colon, pancreatic, prostate, breast, brain, and ovarian

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cancer.   Please  visit   www.ravenbio.com  for  more  information  about  Raven
biotechnologies inc.

Note:  This  press  release  contains  "forward-looking  statements"  within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding each company's ability to meet the conditions necessary to close this transaction, failure of VaxGen's shareholders to approve the merger, the ability to complete the transaction contemplated by this communication in a timely fashion, the risk that VaxGen's and Raven's business operations will not be integrated successfully; the combined company's inability to further identify, develop and achieve commercial success for products and technologies; the combined company's ability to meet milestones as planned; and the risk that the combined company's financial resources will be insufficient to meet the combined company's business objectives. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Additional information concerning these and other risk factors is contained in VaxGen Form 10-K for the year ended December 31, 2006 and most recently filed
Form10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen and Raven undertake no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Additional Information and Where to Find It

VaxGen intends to file a registration statement on Form S-4, and a related proxy statement/prospectus, in connection with the merger. Investors and security holders are urged to read the registration statement on Form S-4 and the related proxy/prospectus when they become available because they will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting VaxGen Investor Relations at the email address: ir@vaxgen.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of
Section 10 of the Securities Act of 1933, as amended.

VaxGen, Raven and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of VaxGen in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus of described above. Additional information regarding the directors and executive officers of VaxGen is also included in VaxGen's preliminary proxy statement

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for its 2007  Annual  Meeting  of  Stockholders  which was filed with the SEC on
November 9, 2007 and its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on August 30, 2007. These documents are available free of charge at the SEC's web site at www.sec.gov and from Investor Relations at VaxGen as described above.

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